Exhibit 99.1

Mizuho Corporate Bank, Ltd.

New York Branch
1251 Avenue of the Americas
New York, NY 10020-1104
Tel (212) 282-3000 Fax (212) 282-4250
Telex ATT 420802 MCI 170998
April 10, 2006
The Talbots, Inc.
175 Beal Street
Hingham, Massachusetts 02043
Attention: Edward L. Larsen, Senior Vice President, Finance & CFO

Re:	Revolving Credit Agreement, dated as of April 17, 2003, as amended, between The Talbots, Inc., as Borrower, and Mizuho Corporate Bank, Ltd., as Lender (the “Agreement”)

Dear Sirs:
We are in receipt of your letter to us dated March 9, 2006 requesting the extension of the Maturity Date and Revolving Credit Termination Date (as such terms are defined in the Agreement) to April 17, 2008. Unless otherwise defined, all capitalized terms used herein shall have the meanings provided in the Agreement.
We hereby accept and grant such request and accordingly, effective on the date hereof, the date “April 17, 2007” set forth in the definitions of each of the terms “Maturity Date” and “Revolving Credit Termination Date” in the Agreement shall be replaced with date “April 17, 2008”.
Except as expressly set forth herein, this letter shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender under the Agreement, the Note or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any of the Agreement, the Note and the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Very truly yours,
/s/ Keiji Takada
Keiji Takada,
Deputy General Manager